Exhibit 3.4

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “GLOBAL AERO LOGISTICS INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2007, AT 10:09 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4100653 8100	AUTHENTICATION:	6005943

071024259	DATE:	09-18-07

State of Delaware Secretary of State Division of Corporations Delivered 10:54 PM 09/17/2007 FILED 10:09 PM 09/17/2007 SRV 071024259 – 4100653 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Global Aero Logistics Inc., a Corporation organized and existing under the laws of the State of Delaware (the “Corporation”).

DOES HEREBY CERTIFY:

1.                       The name of the Corporation is Global Aero Logistics Inc.

2.                       That the Amended and Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State of Delaware on February 27, 2006 (the “Certificate”) and that the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3.                       The inaccuracy or defect of the Certificate is:

Article Fourth of the Certificate does not specify the amount of capital stock of the Corporation which is authorized to be issued as preferred stock.

4.                       Article Fourth of the Certificate is corrected to read as follows:

FOURTH: A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 50,000,000, consisting of 35,000,000 shares of common stock with a par value of $0.0001 and 15,000,000 shares of preferred stock with a par value of $0.0001. 12,308,480 shares of the authorized and unissued common stock of the Corporation are hereby designated “Class A Common Stock” with such rights, preferences, powers, privileges and restrictions, qualifications and limitations as stated in the By laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed this 17 day of September, 2007.

by:	/s/ Brian T. Hunt
	Name:	Brian T. Hunt
	Title:	Secretary